Exhibit 10(a)78

                    [Letterhead of C. Gary Clary]

March 13, 1998

Mr. J. Wayne Leonard
5150 Rollman Estate Drive
Cincinnati, OH 45236

Subject:Letter of Intent

Dear Wayne:

I would like to confirm the discussions we have had regarding our intent to extend an employment offer to you for the position of President and Chief Operating Officer, Domestic Operations. The offer will include the following:

* Base Salary:                  $600,000

* Target Annual Incentive:      $420,000 (70% of Base Salary)

* Long Term Incentive Plan:     Maximum of 15,000 shares of Entergy Corp.
  (i.e., Performance Shares)    common stock per year -- (Estimated value @
                                $28 per share + $1.80 dividends = $447,000).
                                (Target annual = 10,000 ETR shares)

* Stock Options:                Maximum = 150,000 options per year
                                (Target = 100,000 per year)

* Signing Bonus:                $500,000  Payable in cash shortly after
                                          your date of hire; or, it can
                                          be tax deferred until your
                                          retirement - your choice.

* Retention Award:              30,000 ETR shares. Restrictions lifted
(i.e., Restricted Shares)       at the rate of 10,000 shares per year
                                (no dividends) beginning with
                                your first employment anniversary.
                                (Estimated value @ $28 per share =
                                $280,000/yr. & $840,000 total).

* Retirement benefits (with     60% of your highest three-year
  continued employment until    average base salary and annual
  age 55):                      incentive payments. Benefit payments can
                                begin as early as your age 55.
                                However, this benefit will be offset
                                to the full extent of your ClNergy's age
                                62 terminated vested benefit of
                                $12,862.74 per month.  ClNergy's
                                offset may be lower if you choose to
                                retire before age 62. Spousal
                                benefit = 50% of this benefit.

Mr. J. Wayne Leonard
March 13, 1998
Page 2

* Termination benefits:

- Voluntary resignation
  prior to age 55:            Payment of accrued compensation benefits.
                              The 60% of three-year compensation guarantee described herein would be forfeited.

- Termination prior to
  age 55 with ETR             Payment of accrued compensation and benefits.
  permission:                 The 60% replacement rate under the retirement
                              benefit described herein would be reduced at the annual rate of 6.5% per year for each year your termination date precedes your age 55; and, it would become payable at age 62. Spousal retirement benefit = 50%

- Change in Control --
  resignation for             Payment of accrued compensation and benefits,
  "Good Reason":              including immediate vesting of the 60%
                              replacement rate under the retirement benefit described herein (such payments would begin at age 55). Plus, a lump sum "parachute payment" equal to 2.99 times your average three-year pay (i.e., "Base Amounts, which is equal to the maximum amount that can be paid without the payment becoming subject to the Excise TAX within the meaning of Section
                              280G(b)(l) of the IRC.)

* Welfare Benefits and
  Perquisites:                In addition to the full range of benefits
                              offered to all employees, you will be
                              eligible for such benefits as executive
                              car allowance, financial counseling,
                              Executive Medical and country club
                              membership.

* Home Purchase:              Entergy will make you a "directed offer"
                              equal to the cost you incurred to purchase your present home.

* Vacation:                   Four weeks beginning in 1998 and five weeks
                              after your fifth anniversary of employment.

As I mentioned, this offer is contingent upon Board approval. The Board is next scheduled to meet on Wednesday, March 25, 1998.

Signed:   /s/ Gary Clary                 On:   March 13, 1998
       Gary Clary, VP, Human Resources & Administration

Signed:   J. Wayne Leonard           On:____________________________
         J. Wayne Leonard